    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1997


                                                      REGISTRATION NO. 333-16495

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         BROOKS FIBER PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                              4813                             43-1656187
  (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
   Incorporation or Organization)       Classification Code Number)             Identification No.)

                         ------------------------------

                      425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                                 (314) 878-1616
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                         ------------------------------

                                David L. Solomon
              Executive Vice President and Chief Financial Officer
                         Brooks Fiber Properties, Inc.
                      425 Woods Mill Road South, Suite 300
                            Town & Country, MO 63017
                                 (314) 878-1616
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                         ------------------------------

                                   Copies to:

                John P. Denneen, Esq.                             Robert E. Buckholz, Jr., Esq.
                    Bryan Cave LLP                                     Sullivan & Cromwell
             211 N. Broadway, Suite 3600                                 125 Broad Street
            St. Louis, Missouri 63102-2750                           New York, New York 10004
                    (314) 259-2000                                        (212) 558-4000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Town & Country, State of Missouri, on January 21, 1997.


                                        BROOKS FIBER PROPERTIES, INC.

                                        By: /s/ JAMES C. ALLEN

                                           -------------------------------------
                                           James C. Allen
                                           Vice Chairman and Chief Executive
                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on January 21, 1997.


             SIGNATURES                                            TITLE
-------------------------------------   -----------------------------------------------------------
*                                       Director (Chairman of the Board)
-------------------------------------
Robert A. Brooks

/s/ JAMES C. ALLEN                      Vice Chairman and Director (Chief Executive Officer)
-------------------------------------
James C. Allen

*                                       President and Director (Chief Operating Officer)
-------------------------------------
D. Craig Young

/s/ DAVID L. SOLOMON                    Executive Vice President and Chief Financial Officer
-------------------------------------   (Principal Financial and Accounting Officer)
David L. Solomon

*                                       Director
-------------------------------------
Robert F. Benbow

*                                       Director
-------------------------------------
William J. Bresnan

*                                       Director
-------------------------------------
Jonathan M. Nelson

*                                       Director
-------------------------------------
G. Jackson Tankersley, Jr.

             SIGNATURES                                            TITLE
-------------------------------------   -----------------------------------------------------------

-------------------------------------   Director
Ronald H. Vander Pol

*                                       Director
-------------------------------------
Carol deB. Whitaker

*By:  /s/ DAVID L. SOLOMON
----------------------------------
    David L. Solomon,
    Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER                                       DESCRIPTION
--------   ---------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement (U.S. Version)
  1.2      Form of Underwriting Agreement (International Version)
  2.1      Agreement and Plan of Merger dated December 19, 1995 between the Company and
           Brooks Telecommunications Corporation (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996 (the "IPO Form S-1"))
  2.2      Agreement and Plan of Merger dated January 17, 1996 between the Company, Brooks
           Fiber Communications of Michigan, Inc., City Signal, Inc. and Ronald H. Vander
           Pol (incorporated by reference to Exhibit 2.2 to the IPO Form S-1)
  3.1(a)   Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the IPO Form S-1)
  3.1(b)   Certificate of Designation of Series C Junior Participating Preferred Stock
           (incorporated by reference to Exhibit 3.1(c) to the IPO Form S-1)
  3.1(c)   Certificate of Amendment of Certificate of Incorporation of the Company dated as of August 20, 1996 (incorporated by reference to Exhibit 3 to the Company's
           Quarterly Report on Form 10-Q, as amended, for the Period Ended September 30,
           1996 (File No. 0-28036) filed with the Commission on November 14, 1996)
  3.2      By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
           Report on Form 10-Q for the Period Ended March 31, 1996 (File No. 0-28036) filed with the Commission on May 15, 1996)
  4.1      Form of Specimen Certificate for Common Stock (incorporated by reference to Ex-
           hibit 4.1 to the IPO Form S-1)
  4.2      Rights Agreement dated February 29, 1996 between the Company and The Boatmen's
           Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the
           IPO Form S-1)
  4.3      Amended and Restated Stockholders Agreement dated as of June 15, 1995 (incorpo-
           rated by reference to Exhibit 4.3 to the IPO Form S-1)
  4.4      Amended and Restated Registration Rights Agreement dated as of June 15, 1995
           (incorporated by reference to Exhibit 4.4 to the IPO Form S-1)
  4.5      Indenture dated as of February 26, 1996 between the Company and The Bank of New
           York, as Trustee (incorporated by reference to Exhibit 4.6 to the IPO Form S-1)
++4.6      Indenture dated as of November 7, 1996 between the Company and The Bank of New
           York, as Trustee
++4.7      Exchange and Registration Rights Agreement dated as of November 7, 1996
  4.8      Amended and Restated Loan and Security Agreement dated as of October 1, 1996 among AT&T Credit Corporation, the Company and certain subsidiaries of the
           Company (incorporated by reference to Exhibit 4.8 to the Company's Registration
           Statement on Form S-4 (File No. 333-18503) filed with the Commission on December
           20, 1996)
  4.9      The Company has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The
           Company agrees to furnish a copy of any such agreement to the Commission upon request.
---------------
++ Previously filed.

EXHIBIT
 NUMBER                                       DESCRIPTION
--------   ---------------------------------------------------------------------------------
  5.1      Opinion of Bryan Cave LLP regarding the validity of the Common Stock
 10.1      1993 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.1 to the IPO Form S-1)
 10.2      Form of Non-Qualified Stock Option Agreement under the Company's 1993 Stock
           Option Plan (incorporated by reference to Exhibit 10.2 to the IPO Form S-1)
 10.3      1996 Employee Stock Purchase Plan of the Company (incorporated by reference to
           Exhibit 10.3 to the IPO Form S-1)
 10.4      1993 Stock Option Plan of Brooks Telecommunications Corporation ("BTC") (incorpo-
           rated by reference to Exhibit 10.4 to the IPO Form S-1)
 10.5      Form of Substituted Non-Qualified Stock Option Agreement under BTC's 1993 Stock
           Option Plan (incorporated by reference to Exhibit 10.5 to the IPO Form S-1)
 10.6      Option Agreement dated as of January 31, 1996 between the Company and Ronald H.
           Vander Pol (incorporated by reference to Exhibit 10.6 to the IPO Form S-1)
++11.1     Statement Re Computation of Per Share Earnings
++21.1     Subsidiaries of the Company
 23.1      Consent of Bryan Cave LLP (included in Exhibit 5.1)
++23.2     Consent of KPMG Peat Marwick LLP
++23.3     Consent of BDO Seidman, LLP
++24.1     Power of Attorney


---------------

++ Previously filed.